EXHIBIT 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	JURISDICTION
JJRR, LLC	Delaware
Long Distance Savings Solutions, LLC	Delaware
Neutral Tandem, Inc.	Delaware
Neutral Tandem-Alabama, LLC	Delaware
Neutral Tandem-Arizona, LLC	Delaware
Neutral Tandem-Arkansas, LLC	Delaware
Neutral Tandem-California, LLC	Delaware
Neutral Tandem-Colorado, LLC	Delaware
Neutral Tandem-Delaware, LLC	Delaware
Neutral Tandem-Florida, LLC	Delaware
Neutral Tandem-GVT, LLC	Delaware
Neutral Tandem-Georgia, LLC	Delaware
Neutral Tandem-Hawaii, LLC	Delaware
Neutral Tandem-Idaho, LLC	Delaware
Neutral Tandem-Illinois, LLC	Delaware
Neutral Tandem-Indiana, LLC	Delaware
Neutral Tandem-Iowa, LLC	Delaware
Neutral Tandem-Kansas, LLC	Delaware
Neutral Tandem-Kentucky, LLC	Delaware
Neutral Tandem-Louisiana, LLC	Delaware
Neutral Tandem-Maine, LLC	Delaware
Neutral Tandem-Maryland, LLC	Delaware
Neutral Tandem-Massachusetts, LLC	Delaware
Neutral Tandem-Michigan, LLC	Delaware
Neutral Tandem-Minnesota, LLC	Delaware
Neutral Tandem-Mississippi, LLC	Delaware
Neutral Tandem-Missouri, LLC	Delaware
Neutral Tandem-Montana, LLC	Delaware
Neutral Tandem-Nebraska, LLC	Delaware
Neutral Tandem-Network Services, LLC	Delaware
Neutral Tandem-Nevada, LLC	Delaware
Neutral Tandem-New Hampshire, LLC	Delaware
Neutral Tandem-New Jersey, LLC	Delaware
Neutral Tandem-New Mexico, LLC	Delaware
Neutral Tandem-New York, LLC	Delaware
Neutral Tandem-North Carolina, LLC	Delaware
Neutral Tandem-North Dakota, LLC	Delaware
Neutral Tandem-Oklahoma, LLC	Delaware
Neutral Tandem-Oregon, LLC	Delaware
Neutral Tandem-Pennsylvania, LLC	Delaware
Neutral Tandem-Puerto Rico, LLC	Delaware
Neutral Tandem-Rhode Island, LLC	Delaware
Neutral Tandem-South Carolina, LLC	Delaware
Neutral Tandem-South Dakota, LLC	Delaware
Neutral Tandem-Tennessee, LLC	Delaware
Neutral Tandem-Texas, LLC	Delaware
Neutral Tandem-Utah, LLC	Delaware
Neutral Tandem-Vermont, LLC	Delaware
Neutral Tandem-Virginia, LLC	Delaware
Neutral Tandem-Washington, D.C., LLC	Delaware
Neutral Tandem-Washington, LLC	Delaware
Neutral Tandem-West Virginia, LLC	Delaware
Neutral Tandem-Wyoming, LLC	Delaware
Tinet S.p.A.	Italy
Tinet GMBH	Germany
Tinet Hong Kong Ltd	China
Tinet Singapore PTE. LTD.	Singapore
Tinet UK Ltd.	United Kingdom
NT Network Services LLC, SCS	Luxembourg

NAME OF SUBSIDIARY	JURISDICTION
Inteliquent Holdings, S.a.r.l.	Luxembourg
Inteliquent, S.a.r.l.	Luxembourg
Inteliquent Australia PTY LTD	Australia
Inteliquent Canada Communications, Inc.	Canada
UAB Inteliquent Lithuania	Lithuania
Inteliquent Istanbul Telekomunikasyon Hizmetleri Limited Sirketi	Turkey